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                                                                    EXHIBIT 10.8


                               Commercial Lease

     This Commercial Lease ("Lease") is entered into as of May 1, 1998 between CHARLES W. OLLARD, a Sole Proprietorship / Individual, with his principal place of business at 963 Street Road, in the city of Southampton, in the county of Bucks, in the Commonwealth of Pennsylvania and MOTHER NATURE'S GENERAL STORE, a Pennsylvania Corporation with its principal place of business at 965 Street Road, in the city of Southampton, in the county of Bucks, in the Commonwealth of Pennsylvania.

General

     The Lessor wishes to lease the premises located at Southampton in the Commonwealth of Pennsylvania described as 965 Street Road Offices and 965 Street Road Warehouse and having an area of approximately 4500 rentable square feet (including a pro rata share of the common area), as further described and set forth on the maps attached as Exhibit A (the "Site") and Exhibit B (the "Premises") to Lessee. The Lessee wishes to Lease those premises from the Lessor under the terms and conditions of this Lease.

     In consideration for the mutual promises, covenants, and agreements made below, the parties, intending to be legally bound, agree as follows:

Agreement

1.   Term & Rent

The Lessor leases the above Premises to the Lessee, for a Term of one year commencing May 1, 19998 and terminating on April 30, 1999. The Lessee will pay to the Lessor as rent for the Premises, without demand, deduction, or right of off-set, equal monthly installments of $3,800.00. Each installment is payable in advance on the first (1/st/) day of each month for that month's rental, during the term of this Lease. All rental payments should be made out to the Lessor and sent to the address stated above (unless otherwise changed by the Lessor).

2.   Late Charges

The Lessee hereby acknowledges that late payment by the Lessee to the Lessor of rent or other sums due under this Lease will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or of a sum due from the Lessee will not be received by the Lessor's designees by 12:00 noon on the fifth (5/th/) day of each month of the term, then the Lessee will pay to the Lessor a late charge equal to 1.5% percent of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that the Lessor will incur by reason of the late payment by the Lessee. Acceptance of such late charges by the Lessor will in no event constitute a waiver of the Lessee's default with respect to such overdue amount, nor prevent the Lessor from exercising any of the other rights and remedies granted in this Lease.
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3.    Use

3.1   Uses Permitted

The Lessee will use and occupy the Premises for Internet Commerce specifically, business offices, customer service, order fulfillment and warehousing. The Premises will not be used for any other purpose, unless otherwise contractually agreed to by the parties. The Lessor represents that the Premises may lawfully be used for such purpose.

3.2   Uses Prohibited

3.2.1 The Lessee will not do or permit anything to be done in or about the Premises nor bring or keep anything that will increase the existing rate or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering said building or any part or any of its contents, nor will the Lessee sell or permit to be kept, used or sold in or about said Premises any articles or substances, inflammable or otherwise, that may be prohibited by a standard form policy of fire insurance.

3.2.2 The Lessee will not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of other lessees of the building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose.

3.2.3 The Lessee will not use the Premises or permit anything to be done in or about the Premises that will in any way conflict with any law now in force or that may hereafter be enacted. The Lease will at its cost promptly comply with all laws now in force or that may hereafter be in force and with the requirements of any board of fire underwriters or other similar body relating to the Lessee's improvements or acts.

3.3   Liens

The Lessee will keep the Premises and the property in which the Premises is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by the Lessee. The Lessor may require the Lessee to provide the Lessor, at the Lessee's cost, with a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions, or alterations by the Lessee, to insure the Lessor against liability for mechanic's and material men's liens and to insure completion for the work.

4.    Repairs & Maintenance

By taking possession of the Premises, the Lessee will be deemed to have accepted the Premises as being in good sanitary order, condition and repair. The Lessee will at the Lessee's cost, keep the Premises and every part of it in good condition and repair except for damages beyond the control of the Lessee and ordinary wear and tear. The Lessee will, upon the expiration or sooner termination of this Lease, surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of the Lessee excepted. Unless specifically provided in an addendum to this Lease, the Lessor will have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part of it and the parties here, affirm that the Lessor has made no representations to the Lessee respecting the condition of the Premises and the building except as specifically stated in this Lease. Despite the above
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provisions, the Lessor will repair and maintain or cause to be repaired and maintained the structural portions of the building, including the standard plumbing, air conditioning, heating and electrical systems furnished by the Lessor, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Lessee, its agents, employees or invitees, in which case the Lessee will pay to the Lessor the reasonable cost of such maintenance and repairs. The Lessee will give the Lessor written notice of any required repairs or maintenance. The Lessor will not be liable for any failure to repair or to perform any maintenance unless such failure will persist for an unreasonable time after written notice. Any repairs or maintenance to supplemental cooling equipment required for the Lessee's special needs are the responsibility of the Lessee. Except as specifically stated in this Lease, there will be no abatement of rent and no liability of the Lessor by reason of any injury to or interference with the Lessee's business arising from making of any repairs, alterations or improvements to any portion of the building or the Premises or to fixtures, appurtenances and equipment. The Lessee waives the right to make repairs at the Lessor's expense under any law, statute or ordinance now or hereafter in effect.

5.   Alterations

The Lessee will not, without first obtaining the written consent of the Lessor, make any alterations, additions, or improvements, in, to or about the Premises. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, will become a part of the Premises, will belong to the Lessor, and will be surrendered with the Premises at expiration or termination of the Lease. If the Lessor consents to any such alterations, additions or improvements by the Lessee, they will be made by the Lessee at the Lessee's cost, and any contractor or person selected by the Lessee to perform the work will first be approved of, in writing, by the Lessor. Upon expiration, or sooner termination of the Lease, the Lessee will, upon written demand by the Lessor, promptly remove any alterations, additions or improvements made by the Lessee and designated by the Lessor to be removed. Such removal and repair of any damage to the Premises caused by such removal will be at the Lessee's cost.

6.   Ordinances & Statutes

The Lessee will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use by the Lessee.

7.   Assignment & Subletting

The Lessee will not assign this Lease or sublet any portion of the Premises without prior written consent of the Lessor, which consent will not be unreasonably withheld. Any such assignment or subletting without consent will be void and, at the option of the Lessor, may terminate this Lease.

8.   Service & Utilities

8.1  Lessor's Obligations

The Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days to be determined by the Lessor, and subject to the rules and regulations of the
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building, electricity for heat and air conditioning required in the Lessor's judgment for the comfortable use and occupancy of the Premises. The Lessor will also maintain and keep lighted the common stairs, galleries, entries and toilet rooms in the building. The Lessor will not be liable for and the Lessee will not be entitled to any reduction of rental by reason of the Lessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of the Lessor.

8.2  Lessee's Obligations

The Lessee will pay for, prior to delinquency, all telephone, all communications, all electricity and all other materials and services, not expressly required to be paid by the Lessor, that may be furnished to or used in, on or about the Premises during the term of this Lease. The Lessee will not, without the prior written consent of the Lessor and subject to any conditions the Lessor may impose, use any apparatus or device in the Premises that will in any way increase the amount of electricity or water usually furnished for use of the Premises as a general office space. If the Lessee will require water or electric current in excess of that usually furnished or supplied for use of the Premises as a general office space, the Lessee will first obtain the consent of the Lessor. Wherever heat generating machines or equipment are used in the Premises that affect the temperature otherwise maintained by the air conditioning system, the Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost of them, including the cost of installation, operation and maintenance of them, will be paid by the Lessee to the Lessor upon demand by the Lessor. The Lessor will not be liable for its failure to furnish any of the foregoing when such failure is caused by any cause beyond the reasonable control of the Lessor. The Lessor will not be liable under any circumstances for loss of or injury to property, however occurring, in connection with failure to furnish any of the foregoing.

9.   Entry & Inspection

The Lessor reserves the right to enter the Premises at any time to inspect the Premises, to provide any service for which the Lessor is obligated under this Lease, to submit the Premises to prospective purchasers or the Lessees, to post notices of non-responsibility, and to alter, improve, maintain or repair the Premises or any portion of the building that the Premises are a part that the Lessor deems necessary or desirable, all without abatement of rent. The Lessor may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, but will not block entrance to the Premises and not interfere with the Lessee's business, except as reasonably required for the particular activity by the Lessor. The Lessor will not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, interference with quiet enjoyment, or other damage arising out of the Lessor's entry on the Premises as provided in this section, except damage, if any, resulting from the negligence or willful misconduct of the Lessor or its authorized representative. The Lessor will retain a key with which to unlock all doors into, within, and about the Premises, excluding the Lessee's vaults, safes and files. In an emergency, the Lessor will have the right to use any means that the Lessor deems reasonably necessary to obtain entry to the Premises, without liability to the Lessee, except for any failure to exercise due care for the Lessee's property. Any such entry to the Premises by the Lessor will not be construed or deemed to be forcible or unlawful entry into the Premises or an eviction of the Lessee from the Premises or any portion of it.
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10.  Possession

If the Lessor is unable to deliver possession of the Premises at the commencement, the Lessor will not be liable for any damage caused thereby, nor will this Lease be void or voidable, but the Lessee will not be liable for any rent until possession is delivered. The Lessee may terminate this Lease if possession is not delivered within thirty (30) days of the commencement of the term of this Lease.

11.  Indemnification of Lessor

The Lessee will hold the Lessor harmless from any claims arising from the Lessee's use of the Premises or from any activity permitted by the Lessee in or about the Premises, and any claims arising from any breach or default in the Lessee's performance of any obligation under the terms of this Lease. If any action or proceeding is brought by reason of any such claim in which the Lessor is named as a party, the Lessee will defend the Lessor therein at the Lessee's expense by counsel reasonably satisfactory to the Lessor. The Lessor and its agents will not be liable for any damage to property entrusted to the employees of the building, nor for loss or damage to any property by theft or damage, nor from any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence or willful misconduct of the Lessor, its agents or employees. The Lessor will not be liable for any latent defect in the Premises or in the building of which they are a part. The Lessee will give prompt notice to the Lessor in case of fire or accidents on the Premises or in the building or of alleged defects in the building, fixtures or equipment.

12.  Insurance

12.1 Coverage

The Lessee will assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and Leasehold improvements, and the Lessor will not be liable for injury to the Lessee's business or any loss of income relative to such damage. The Lessee will, at all times during the term of this Lease, and at its own cost, procure and continue in force comprehensive public liability insurance, insuring the Lessor and the Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant.

12.2 Insurance Policies

The limits of said insurance policies will not, however, limit the liability of the Lessee under this Lease. The Lessee may carry said insurance under a blanket policy, providing, however, said insurance by the Lessee will name the Lessor as an additional insured. If the Lessee will fail to procure and maintain said insurance, the Lessor may, but will not be required to, procure and maintain same, but at the expense of the Lessee. Insurance required under this Lease will be in companies that rate B+ or better in "Best's Insurance Guide." The Lessee will deliver to the Lessor prior to occupancy of the Premises copies of policies of insurance required or certificates evidencing the existence and amounts of such insurance with loss payable clauses, satisfactory to the Lessor and naming the Lessor as an additional named insured. No policy will be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to the Lessor. The minimum acceptable amount of comprehensive liability insurance is $1,000,000 against claims in any occurrence, and property damage insurance in an amount of not less than $100,000
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per occurrence, or combined single limit of $1,000,000 comprehensive liability and property damage insurance.

12.3  Waiver of Subrogation

As long as their respective insurers so permit, the Lessor and the Lessee each hereby waive any and all rights of recovery against the other for any loss or damage occasioned to such waiving party or its property of others under its control to the extent that such loss or damage is insured against under any fire or extended coverage insurance policy that either may have in force at the time of such loss or damage. Each party will obtain any special endorsement, if required by their insurer, to evidence compliance with this waiver.

13.   Eminent Domain

If more than twenty-five percent (25%) of the Premises is taken or appropriated by any public or quasi-public authority under the powers of eminent domain, either party under this Lease will have the right at its option to terminate this Lease. If less than twenty-five percent (25%) of the Premises is taken (or neither party elects to terminate as above, provided if more than twenty-five percent (25%) is taken), the Lease will continue, but the rental thereafter to be paid will be equitably reduced. If any part of the building of which the Premises are a part is so taken or appropriated, whether or not any part of the Premises is involved, the Lessor will be entitled to the entire award and compensation for the taking that is paid or made by the public or quasi-public agency, and the Lessee will have no claim against said award.

14.   Destruction of Premises

In the event of a partial destruction of the Premises during the term of this Lease, from any cause, the Lessor will forthwith repair the same, provided that such repairs can be made within sixty days under existing governmental rules and regulations, but such partial destruction will not terminate this Lease, except that the Lessee will be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs will interfere with the business of the Lessee on the Premises. If such repairs cannot be made within said sixty days, the Lessor, at his option, may make the same within said sixty days, the Lessor, at his option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that the Lessor will not elect to make such repairs that cannot be made within sixty days, this Lease may be terminated at the option of either party. In the event that the building in which the demised Premises may be situated is destroyed to an extent of not less than one-third of the replacement costs, the Lessor may elect to terminate this Lease whether the demised Premises be insured or not. A total destruction of the building in which the Premises may be situated will terminate this Lease.

15.   Lessor's Remedies on Default

15.1 If the Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions of this Lease, the Lessor may give the Lessee notice of such default and if the Lessee does not cure any such default within three (3) business days, after the giving of such notice (or if such other default is of such a nature that it cannot be completely cured within such period, if the Lessee does not commence such curing within such three (3) business days and thereafter proceed
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      with reasonable diligence and in good faith to cure such default), then the Lessor may terminate this Lease on not less than thirty (30) calendar days' notice to the Lessee. On the date specified in such notice the term of this Lease will terminate, and the Lessee will then quit and surrender the Premises to the Lessor, but the Lessee will remain liable as provided in this Lease. If this Lease will have been so terminated by the Lessor, the Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove the Lessee or other occupants and their effects. No failure to enforce any term will be deemed a waiver.

15.2 The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, same is dismissed within sixty days; the appointment of a trustee or receiver to take possession of substantially all the Lessee's assets located at the Premises or of the Lessee's interest in this Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessees assets located at the Premises or of the Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

16.   Security Deposit

The Lessee will deposit with the Lessor the sum of $7,600.00 as security for the performance of the Lessee's obligations under this Lease, including without limitation the surrender of possession of the Premises to the Lessor as provided in this Lease. The Lessee will pay $4,000.00 to the Lessor at the time of signing this Lease and will pay the remaining sum of $3,600.00 to the Lessor no later than May 1, 1998. If the Lessor applies any part of the deposit to cure any default of the Lessee, the Lessee will on demand deposit with the Lessor the amount so applied so that the Lessor will have the full deposit on hand at all times during the term of this Lease.

17.   Taxes

The Lessee will pay before delinquency, all taxes levied or assessed and that become payable during the term of this Lease upon all the Lessee's Leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises, except that which has been paid for by the Lessor and is the standard of that building. Should the Commonwealth of Pennsylvania Constitution be changed in a way that results in a higher or lower tax on the Premises than the annual increases now a matter of law, any such increase will be passed through to the Lessee on a prorated basis. The Lessee will pay to the Lessor its share of such taxes, if any, within thirty (30) days after delivery to the Lessee by the Lessor of a statement in writing setting forth the amount of such taxes.

18.   Common Area Expenses

The Lessee agrees to pay his pro-rata share of maintenance, taxes and insurance for the common area.

19.   Attorneys' Fees
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In case suit should be brought for recovery of the Premises, or for any sum due under this Lease, or because of any act that may arise out of the possession of the Premises, by either party, the prevailing party, will be entitled to all costs incurred in connection with such action, including reasonable attorneys' fees.

20.  Waiver

No failure of the Lessor to enforce any term of this Lease will be deemed to be a waiver.

21.  Termination of Lease

It is hereby mutually agreed that either party hereto may determine this lease at the end of said term by giving to the other party written notice hereof at least ninety (90) days prior thereto, but in default of such notice, this lease shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof as are herein contained for a further period of one year and so on from May 1st to April 30th unless or until terminated by either party hereto, giving the other ninety days written notice for removal previous to expiration of the then current term; PROVIDED, however, that should this lease be continued for a further period under the terms hereinabove mentioned, any allowances given Lessee on the rent during the original term shall not extend beyond such original term, and further provided, however, that if Lessor shall have given such written notice prior to the expiration of any term hereby created, of his intention to change the terms and conditions of this Lease, and Lessee shall not within sixty days from such notice notify Lessor of Lessee's intention to vacate the demised premises at the end of the then current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this lease, of intention to vacate the demised premises at the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a) to disregard the notice so given as having no effect, in which case all the terms and conditions of this lease shall continue thereafter with full force precisely as if such notice had not been given, or (b) Lessor may, at any time within (30) thirty days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten days written notice of his intention to terminate the said lease; whereupon the Lessee expressly agrees to vacate said premises at the expiration of said period of ten (10) days specified in said notice. All powers granted to Lessor by this lease may be exercised and all obligations imposed upon Lessee by this lease shall be performed by Lessee as well as during any extension of the original term of this lease as during the original term itself.

22.  Notices

Any notice that either party may or is required to give, will be given by certified mail, return receipt requested, postage prepaid, to the Lessee at the Premises, or the Lessor at the address shown above, or at such other places as may be designated by the parties from time to time.

23.  Heirs, Assigns, Successors

This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.
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                                      -9-

24.  Subordination

This Lease is and will be subordinated to all existing and future liens and encumbrances against the property.

25.  Rules and Regulations

The Lessee will faithfully observe and comply with the rules and regulations attached as Exhibit C to this Lease, as well as such rules and regulations that the Lessor will from time to time promulgate. The Lessor reserves the right from time to time to make all reasonable modifications to those rules that will be binding to the Lessee upon delivery of a copy of them to the Lessee. The Lessor will not be responsible to the Lessee for the nonperformance of any of said rules by any other Lessee.

26.  Statement to Lender

The Lessee will at any time and from time to time, upon not less than ten (10) days prior written notice from the Lessor, execute, acknowledge, and deliver to the Lessor a statement in writing, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease as so modified, is in full force and effect), and the date that the rental and other charges are paid in advance, if any, and (2) acknowledging that there are not, to the Lessee's knowledge, any uncured defaults on the part of the Lessor under this Lease, or specifying such defaults if any are claimed. Any such statements may be relied upon by any prospective purchaser of all or any portion of the real property of which the Premises are a part.

27.  Parking

The Lessee will have the right to use, in common with the other tenants or occupants of the building, parking facilities, provided by the Lessor for tenants of 965 Street Road, subject to the rules and regulations established by the Lessor.

28.  Corporate Authority

Each individual executing this Lease on behalf of the Lessee's corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

29.  Lender Requirements

Upon request of the Lessor, the Lessee will, in writing, subordinate its rights under this Lease to the lien of any mortgage, or deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and building that the Premises are a part, and to all advances made or hereafter to be made upon the security. If any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, the Lessee will recognize such purchaser as the Lessor under this Lease.
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30.  Name

The Lessee will not use the name of the development in which the Premises are situated for any purpose other than as an address of the business to be conducted by the Lessee in the Premises, unless written authorization is obtained from the Lessor.

31.  Severability

If any provision of this Lease is found invalid or unenforceable under judicial decree or decision, the remainder will remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Lease that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Lease is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section will remain in full force and effect.

32.  Governing Law

This Lease will be governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and fully performed in the Commonwealth of Pennsylvania by the residents of the Commonwealth of Pennsylvania and all disputes will be tried by the appropriate federal and state courts within the commonwealth.

33.  Toxics

The Lessor and the Lessee acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCB's, that were legal when installed, are now classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

34.  Signs

The Lessor at no cost to the Lessee will design and construct signs to reflect the multi-tenant nature of the building. The Lessee will be given a pro rata share of any major exterior sign.

35.  Furniture & Other Personal Property

In further consideration, the Lessor will provide for the use of the Lessee during the term of this Lease the furniture and other personal property listed in Exhibit D for the sum of $0.00 per month over and above the dollar amount for the Premises described above. The Lessee acknowledges that it has inspected the Premises and that all of the items listed in Exhibit D are present in good and serviceable condition on the Premises on effective fate of this Lease. During the term of this Lease, these items will remain the property of the Lessor and the Lessee will not mortgage, pledge or otherwise encumber any of these items. Furthermore, the Lessee will maintain full replacement insurance in the manner noted above for these items and will name the

Lessor as an additional insured. All deductible and excess will be paid by the Lessee. (If the Lessee fulfills the payment requirements of this Lease, upon its expiration, the Lessee will come into possession of each and every item of furniture previously owned by the Lessor at the Premises [Exhibit D]; the Lessee will receive title to this furniture at no cost if the above conditions are met.)

36.  Entire Agreement

The parties acknowledge that this Lease expresses their entire understanding and agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Lease supersedes, terminates and otherwise renders null and void any and all prior agreements or contracts, whether written or oral, entered into between the Lessee and the Lessor with respect to the matters expressly set forth in this Lease.

      We have carefully reviewed this Lease and agree to and accept its terms and conditions. We are executing this Lease as of the day and year first written above.



LESSEE                                       LESSOR


/s/ Paul A. Bunn                             /s/ Charles W. Ollard
----------------------------------------     ----------------------------------
Paul A. Bunn                                 Charles W. Ollard
Vice-President/Treasurer                     Land Owner
Mother Nature's General Store, Inc.

           Addendum to Commercial Lease between Mr. Charles W. Ollard
  And Mother Nature's General Store, Inc. (MotherNature.com, Inc.) May 1, 1998


It is hereby mutually agreed that Charles W. Ollard and MotherNature.com, Inc. (formerly Mother Nature's General Store, Inc.) will extend the terms of the current lease dated May 1, 1998, for the premises located at Southampton in the Commonwealth of Pennsylvania described as 965 Street Road Offices and 965 Street Road Warehouse having an area of approximately 4500 rentable square feet, for a term of four (4) months, commencing May 1, 1999 and terminating August 31, 1999, this lease shall continue upon the same mutual promises, covenants, and agreements now in force.

The Lessor and Lessee mutually agree to extend the premises of the current lease dated May 1, 1998, located at Southampton in the Commonwealth of Pennsylvania described as 965 Street Road Offices and 965 Street Road Warehouse from an area of approximately 4500 rentable square feet to an area of approximately 6035 rentable square feet, as further described and set forth on the map attached as Exhibit C (the "Map of Premises (Revised)").

The Lessor agrees to reduce the monthly installments for the above Premises, for the remaining term of the current lease dated May 1, 1998 as well as for the term of this addendum, from equal monthly installments of 3,800.00 Dollars to equal monthly installments of 3,300.00 Dollars.

The Lessor and Lessee mutually agree that either party hereto may determine the lease dated May 1, 1998 terminated on August 31, 1999 by giving to the other party written notice hereof at least ninety (90) days prior thereto, but in default of such notice, the lease dated May 1, 1998 shall continue upon the same mutual promises, covenants, and agreements in force immediately prior to the expiration of the term hereof as are herein contained for a further period of one (1) year and so on from September 1/st/ to August 31/st/ unless or until terminated by either party hereto, giving the other ninety (90) days written notice for removal previous to expiration of the then current term.

MotherNature.com, Inc. shall have the right to terminate the lease dated May 1, 1998 at no penalty upon the execution of a lease between Charles W. Ollard and MotherNature.com, Inc. for the premises located at Southampton in the Commonwealth of Pennsylvania described as 965 Street Road Offices and 965 Street Road Warehouse, having an area of approximately 6035 rentable square feet, for a term of no less than one (1) year.



Lessor's Signature /s/ Charles W. Ollard                    1/31/99
                   ---------------------------      -----------------------
                   Charles W. Ollard                          Date


Lessee's Signature /s/ Michael Barach                       2/17/99
                   ---------------------------      -----------------------
                   Name                                       Date
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                   Title:
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